UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2016

Heron Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

123 Saginaw Drive, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-366-2626

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Lease Amendment

On April 11, 2016, Heron Therapeutics, Inc. (the "Company") entered into the Fourth Amendment to Lease (as amended, the "Lease Amendment") with Metropolitan Life Insurance Company, effective as of April 11, 2016, pursuant to which the Company extended the lease for its offices through May 31, 2019. Under the Lease Amendment, the Company also agreed to pay a basic annual rent which increases incrementally over the term of the lease from $985,332.60 in the period from December 1, 2016 to November 30, 2017 to $1,045,339.44 in the period from December 1, 2018 to May 31, 2019 and such other amounts as set forth in the Lease Amendment.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is filed herewith as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K.

10.1 Fourth Amendment to Lease, effective as of April 11, 2016, by and between the Company and Metropolitan Life Insurance Company.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

April 15, 2016	By:	/s/ David L. Szekeres

Name: David L. Szekeres
Title: Senior Vice President, General Counsel, Business Development and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Lease, effective as of April 11, 2016, by and between the Company and Metropolitan Life Insurance Company